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                                                                       EXHIBIT 5

               [LETTERHEAD OF WILLIAM R. BLACK, ATTORNEY AT LAW]


                                October 31, 1996


Board of Directors
The L. L. Knickerbocker Company, Inc.
30055 Comercio
Rancho Santa Margarita, California 92688


                RE:   REGISTRATION STATEMENT ON FORM S-3,
                      THE. L. L. KNICKERBOCKER CO., INC.


Ladies and Gentlemen:

          I have acted as counsel to The L. L. Knickerbocker Company, Inc. (the "Company") in connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company pursuant to the Securities Act of 1933, as amended, on or about October 21, 1996, with respect to 1,692,218 shares of the Company's Common Stock (no par value) (the "Common Stock") which are being offered by the certain Selling Shareholders upon the conversion of convertible debentures issued by the Company to those Selling Shareholders in September 1996.

          As counsel for the Company in connection with the preparation and filing of such Registration Statement, I have examined, among other things, the originals, or copies properly certified or otherwise identified to my satisfaction as being in the form of the originals, of the following:

          A. the corporate proceedings relating to the organization and present existence of the Company, including its Registered Certificate of Incorporation and all amendments thereto, and all acts of incorporators, shareholders and directors in connection therewith;

          B. the By-Laws of the Company as amended and as in effect at relevant dates;

          C. the Registration Statement as filed on form SB-2 pursuant to the provisions of the Securities Act of 1933, as amended;

          D. the annual report on form 10-KSB filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on April 15, 1996; and

          E. all reports filed on behalf of the Company pursuant to Section 13(a) or 13(d) or 15(d) of the Exchange Act.
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BOARD OF DIRECTORS
THE L. L. KNICKERBOCKER COMPANY, INC.
OCTOBER 31, 1996
PAGE 2



          Based upon my examination of the foregoing and of other data and evidence deemed by me necessary in rendering this opinion, and upon consideration of applicable law, I am of the opinion that:

          1. the Company is a corporation validly organized and existing under the laws of the State of California and is qualified to transact business in that state;

          2. the Shares, when issued and sold in accordance with the offering described in the Registration Statement, will be legally issued, fully paid, and nonassessable.

          I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Part II of the Registration Statement and to the references made to me in the Registration Statement.



                              Very truly yours,

                              LAW OFFICES OF WILLIAM R. BLACK



                              /S/ William R. Black
                              ----------------------------------------
                              By: William R. Black